UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

FORM 10-A

Amendment No. 2

_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BAJA CUSTOM DESIGN, INC.

(Exact name of registrant as specified in its charter)

            Delaware                                                                                                         82-3184409

_______________________________                                                                ___________________

(State or other jurisdiction of                                                                                    (I.R.S. Employer

 incorporation or organization)                                                                                  Identification No.)

        1033 B Avenue No. 101

          Coronado, California                                                                                                        92118

  ________________________________________                                                          __________

(Address of principal executive offices)                                                                              (Zip code)

Registrant’s telephone number, including area code:  (858) 459-9400

Registrant’s fax number, including area code:  (877) 289-3606

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock – $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [_]

Accelerated filer [_]

Non-accelerated filer [_]

Smaller reporting company [X]

ITEM 1.       DESCRIPTION OF BUSINESS

Baja Custom Design, Inc. (the “Company”) has recently launched its business of sourcing and buying readymade and custom furniture and decorator items in Mexico for resale in the United States. The Company sources products from small, artisanal manufacturers in Tijuana and Rosarito Beach in Baja California, Mexico. It sells to decorators, interior designers, contractors and end users in the San Diego area. The Company offers traditional Mexican rustic furniture and solid wood doors as well as finely crafted custom pieces in hardwood and pine. In addition to wood furniture we also offer custom made decorator items such as earthenware and ceramic vases, pots and tiles and wrought iron pieces. The Company launched its business in late 2017. Although we have begun business operations, as of the date of this filing the Company can still be defined as a "shell" company because it is an entity which has only nominal operations and nominal assets.

The Business Opportunity:

Many interior designers, decorators and building contractors seek custom made items for clients. While there is no shortage of cabinet makers, metal workers, and stone and tile workers in Southern California capable of supplying these needs, the cost of specially made goods in the U.S. can be quite high compared to specially made goods in Mexico. Labor costs, which are a significant portion of the cost of custom made goods, are much lower in Mexico than they are in the U.S. This labor cost differential causes many large U.S. corporations to open factories in, or buy products from, Mexico. But small businesses and individual professionals such as small building contractors or interior designers often lack the language skills and knowledge of Mexico to efficiently source craftsmen and craft products there. Our Company provides the language skills, knowledge of Mexico, and knowledge of Mexican artisans that allows Southern California design professionals to buy in Baja California, Mexico.

Our Advantages:

Low Cost of Labor: Our primary advantage is the relatively low cost of our products. Many designers, decorators and building contractors seek custom made items for clients. While these needs are now being met by buying from custom craftsmen in Southern California, the cost of specially made goods made here is significantly higher than in Mexico. This is well illustrated by our first sale: a pair of custom designed, solid oak bookcases. The client had received bids from U.S. makers ranging from $650 to $900. We were able to have them made in Rosarito Beach, Mexico and deliver them to the client in San Diego for less than half of the lowest U.S. bid. The low cost of skilled labor in Mexico allows us to supply hand crafted wood furniture, wrought iron, and other products at a fraction of their cost in the U.S.

High Quality Suppliers: Our other advantage is our knowledge of high quality suppliers in Mexico. While Tijuana is only 20 miles from the city center of San Diego, problems with language, business customs, and other concerns mean that most American designers are unwilling to source products in Mexico. Our officers have worked with suppliers in the Tijuana area for more than ten years. Our president has worked in the design and decorating field for more than 40 years, and has worked with suppliers in Tijuana and Rosarito Beach, sourcing furniture and other hand crafted designer items for clients for more than ten years. Our vice president is a real estate professional licensed in Massachusetts and California and a member of AMPI (Asociacion Mexicana de Profesionales Inmobiliarios) the Mexican association for real estate sales persons. Over the past three years she has assisted many Americans with buying and furnishing vacation homes in Mexico, working with local craftsmen in Baja California to supply them with furniture and specialty items.

Effect of Government Regulations:

The Company's operations are subject to various U.S. and Mexican laws and regulations relating to the passage of goods and people across the U.S. / Mexico border. Under current customs laws and regulations, importation for resale of goods of the type the Company deals in are generally not subject to duties if the shipment value is below $2,500. Importation of higher value goods may result in an obligation to pay a U.S. Customs duty. If these duties were raised to a level that reduced or eliminated the advantage of lower costs in Mexico it could have an adverse impact on Company operations. Similarly, the imposition of export duties in Mexico, or other restrictions on the export of goods from Mexico to the U.S., could have an adverse impact on Company operations. Restrictions on the movement of U.S. citizens into Mexico and returning from Mexico could also have an adverse impact on the Company since this might impair the ability of our employees to go into Mexico to buy goods.

Business Model:

We act as direct contractors with designers and building contractors who wish to purchase custom designed items. We then sub-contract fabrication to workshops in Mexico. When completed (and in certain cases during fabrication) we inspect the product for quality. Upon quality approval we take delivery in Mexico, work with customs and pay necessary duties, and deliver the product to the customer in the U.S.

Sales & Marketing:

Initially we plan to launch awareness of our services with interior decorators and designers in San Diego, California. We will do this through an email campaign and follow-up phone calls and meetings. We will also develop a website and a presence on Facebook and on other social media sites. While San Diego County is over 3.3 million people, most higher end custom design, building, and remodeling takes place in just four communities: Coronado, La Jolla, Point Loma, and Rancho Santa Fe. We believe we have identified most of the designers, decorators, and builders most active in these four areas and we are targeting our sales and marketing efforts at them. Once we have established our business in San Diego we expect to grow to serve all of Southern California. At present, we have no plans for growth beyond Southern California.

Capital Requirements:

Our only need for capital is for marketing expenses and for the legal and accounting expenses associated with being a reporting issuer. As noted above, we are now marketing only in the San Diego area and marketing is expected to be confined to San Diego County for at least six months. Marketing to San Diego designers, decorators and contractors will be by phone, email, and face to face meetings. As noted above, we are focusing our sales efforts on four areas in San Diego County and this allows us to control our marketing capital needs. Although the Company has limited capital resources, it will rely upon interest free loans or capital contributions from our two officers to allow it to continue sales and marketing at a minimal level and fulfill our obligations as a reporting issuer. We believe our marketing costs during the first six months will be nominal since all email, phone calls, and personal meetings will be conducted by the two officers. Based on this operating plan, the Company has sufficient capital resources committed by its officers to fund operations at a minimal level for the next year. If additional funds are raised, or if revenues from operations are sufficient, the Company will attempt to grow more rapidly by developing a website and reaching out to potential clients through targeted ads on Google, Facebook, and similar sites.

Competition

We compete with a variety of companies and individuals in sourcing hand crafted products in Mexico. Most of these find and import ready made products such as handmade pottery and tiles, but some, like our Company, contract to have goods custom made. Arranging the manufacture of custom made, hand crafted goods is, by its nature, a one-at-a-time business and not well suited to large, multinational corporations. Therefore we expect our competition to be other small businesses. We believe that we will be able to compete successfully with other small businesses because of our knowledge and experience with artisans in Mexico and our knowledge and experience of the needs of designers and decorators in the United States.

Company Background

The Company was first organized under the name Jovanovic-Steele in 2005 as a limited liability company and a wholly owned subsidiary of Pacific Shores Development, Inc. (“PSD”).  That company was organized to acquire apartment houses and manage their conversion to condominium complexes for its parent, PSD. PSD filed for Chapter 11 Bankruptcy protection in 2010 and on July 21, 2011 the “Debtors Second Amended Joint Plan of Reorganization” was confirmed by the Court in open session. The Plan called, among other things, for the incorporation of our Company, for its spin-off from PSD, and for the distribution of its shares to the creditors of PSD, all “in order to enhance the Debtor’s distribution to its Creditors.” In the bankruptcy disclosure statement, management of PSD “agreed to use its best efforts to develop an active business within [the Company] and to have the shares… publicly traded on the Over-The-Counter Bulletin Board market in order to provide an opportunity for liquidity to the Creditors.” Per the Plan of Reorganization we incorporated under the name Jovanovic-Steele, Inc.; on October 26, 2017 we changed the corporate name to Baja Custom Design, Inc. to better reflect our current business.

JOBS Act

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date this registration statement on Form 10 becomes effective, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) and the election is irrevocable.

Item 1A.   Risk Factors

This item describes certain risk factors that could affect our business, financial condition and results of operations. You should consider these risk factors when evaluating an investment in Baja Custom Design, Inc.

We face other risks besides those highlighted below. These other risks include additional uncertainties not presently known to us or that we currently believe are immaterial, but may ultimately have a significant impact. Should any of these risks, described below or otherwise, actually occur, our business, financial condition, performance, prospects, value, or results of operations could be negatively affected.

We have a limited operating history and minimal revenues from operations.

We have sold only two items since launching our business; the orders were completed and delivered in March, 2018. In part this is because we are currently developing procedures and have not yet begun our marketing efforts. We anticipate that we will begin marketing within the next month. While we expect our efforts to generate greater revenues in the coming months, there can be no assurance that we will be able to do so or, if we do, that they will be sufficient to meet our operating expenses.

We may not be able to continue to operate as a going concern.

Our auditors have expressed the opinion that we may not be able to continue as a going concern. Their opinion letter and the notation in the financial statements indicate that we do not have sufficient cash reserves or revenues to meet our operating expenses. Our two officers have stated that they will make loans to the Company if and when needed to meet operating expenses. As of the date hereof no such loans have been made by them. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

We expect to have expenditure requirements, and we may be unable to obtain needed financing on satisfactory terms.

We expect to make expenditures for the expansion of our business. More specifically, we expect to incur significant marketing expenses for mailings, website development, and advertising. All of this will require financing. We intend to finance these growth expenditures through debt and equity financings. There is no assurance that we can obtain such financing or that we will be able to obtain financing on economically acceptable terms. As a result, we may lack the capital necessary to grow or maintain our business.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity securities, the percentage ownership of our shareholders will be diluted, and if we raise funds by issuing convertible debt securities, the percentage ownership of our shareholders will be diluted if investors in these notes choose to convert them to equity. We also have warrants outstanding which may make it more difficult for us to raise financing and may cause the market price of our common stock to decline because of the indeterminable overhang that is created if the exercise price represents a discount to market. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock.

We depend upon two key officers; the loss of the services of either would materially adversely affect our future operations.

At this time, our success depends entirely upon the efforts and abilities of our President, Linda Masters, and our Vice President, Kathleen Chula. The loss of their services, or the services of either of them, would have a material adverse effect on our operations. Moreover, we do not have key man or similar insurance on these officers. Acquisition of additional personnel is a high priority and we are currently pursuing this; however, these new personnel could prove more difficult to hire or cost substantially more than estimated.

We depend on our ability to attract potential clients who are professionals in design, decorating, and construction.

We are a business to business Company. Our success will depend in large part on our ability to attract professionals in design, decorating, and construction to become our customers. We hope to do this through direct mail, social media, social media ads, a website, search engine optimization, and search engine ads. If we are successful in this we hope to achieve a level of recognition among our users that will enable word about our services to continue to spread through social media. However, there can be no assurance that we will be able to attract and maintain the number of professional clients necessary to develop and maintain a profitable revenue stream, in which case the opportunity to maintain or grow our business may be negatively affected.

The business of making and selling high quality, custom made products is competitive. This competition may affect our market share or prevent us from raising prices at the same pace as our costs increase, making it difficult for us to maintain existing business and win new business.

We operate in a competitive market. The barriers to entry in the business of custom making wood furniture and custom made decorator items such as earthenware and ceramic vases, pots and tiles and wrought iron pieces is relatively low. And the barriers to entry into the business of sourcing such craftsmen and products is even lower. Competitors with greater financial resources than we have may establish relationships with competing craftsmen and decorators or even establish their own workshops, and new competitors may enter our markets. We may be required to reduce prices if our competitors reduce prices, or as a result of any other downward pressure on prices for client leads or for advertising, which could have an adverse effect on us. If we are unable to compete successfully, our financial condition and results of operations could be adversely affected.

Our business is subject to regulatory risks.

The Company's operations are subject to various U.S. and Mexican laws and regulations relating to the passage of goods and people across the U.S. / Mexico border. Current U.S. Customs duties are relatively low, however, if these duties were raised to a level that reduced or eliminated the advantage of lower costs in Mexico it could have an adverse impact on Company operations. Similarly, the imposition of export duties in Mexico, or other restrictions on the export of goods from Mexico to the U.S., could have an adverse impact on Company operations. Restrictions on the movement of U.S. citizens into Mexico and returning from Mexico could also have an adverse impact on the Company since this might impair the ability of our employees to go into Mexico to buy goods.

Our business is subject to currency exchange risks.

We sell custom made products in the United States and all sales are made in U.S. dollars, however we buy our products in Mexico, and increases in the value of the peso relative to the dollar would make our products more expensive and this could have a negative effect on our business.

Our operations are subject to a variety of business continuity hazards and risks, any of which could interrupt operations or sales or otherwise adversely affect our performance, results, or value.

Business continuity hazards and related risks to which Southern California and Northern Baja California are subject include:

•

explosions, fires, earthquakes, inclement weather, and other disasters

•

utility or other mechanical / electrical failures

•

unscheduled downtime

•

disruption of communications including the internet and cell phones

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors seeking cash dividends should not purchase our common stock.

Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC market or any other trading system in the future. There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, investors who purchase our Common Stock may be unable to sell the shares. Accordingly, investors should be able to bear the financial risk of losing their entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC market system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("FINRA") Bylaws. The OTC pink sheet market will not charge us a fee for being quoted on the service. FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC market or any similar medium. FINRA will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by FINRA. Furthermore, the clearance should not be construed by any investor as indicating that FINRA, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC market is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

Our Common Stock will be subject to significant restriction on resale due to federal shell status rules and penny stock restrictions.

In 2005 the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations, no or nominal assets, or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report that its operations are such that it should no longer be considered a shell company. This Form 8-K filing may be reviewed by the Securities and Exchange Commission. Because of these rules, and because we are a shell company, Form S-8 is not available to the Company and we will have to file a Form 8-K including current Form 10 information when we cease to be a shell company.

In 2008 the Securities and Exchange Commission adopted Rule 144(i) which restricts the resale of shares issued by companies that are or were shell companies. Rule 144(i)(1) prohibits the use of Rule 144 for sales of restricted stock into the public market if the issuing company is or has been a shell company, unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(2) permits the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company has been filing reports with the SEC for one year that contain information about its current operating business activities and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144. As a result of these rules it may be difficult or impossible for holders of restricted shares in the Company to sell their shares.

The Securities and Exchange Commission has also adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if they can do so at all.

ITEM 2.       FINANCIAL INFORMATION

Selected Financial Data

 The Company was incorporated on March 6, 2014. In the years ended December 31, 2017 and 2016 it had no revenues. It had no assets and no liabilities at December 31, 2016. For the year ended December 31, 2017 the Company had assets of $500, all in cash, and liabilities of $1,052. The Company had no revenue and minimal expenses during the years ended December 31, 2017 and 2016. During the three months ended March 31, 2018 the Company had revenues of $400, cost of goods sold of $300, gross profit of $100, other expenses of $3,108, and a net loss of $3,008. At March 31, 2018 the Company had assets of $600, all in cash, and liabilities of $4,160. During the three months ended March 31, 2017 the Company had no revenues, no expenses, no assets, and no liabilities.

Management's Discussion and Analysis of Financial Condition and Results of Operations

  1) Liquidity:  We had no revenues and expenses of $464 as of the date of our most recent year end. As of the date of this filing we have made two sales which generated revenues totaling $400, cost of goods sold of $300, gross profit of $100, other expenses of $3,108, and a net loss of $3,008. We currently have cash of $600 and liabilities of $4,160; our liabilities consist of notes due to a shareholder. Our cash position is insufficient to meet our anticipated continuing operating expenses, and our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an ongoing business unless we alter our business model and/or obtain additional capital so we can pay our ongoing operational costs. We have developed a business model, the sale of custom made goods, which we believe will make the Company self sustaining after approximately one year, although we there is no assurance that this will happen. In addition, we are seeking investment capital in the belief that this will allow more rapid growth and make our ability to continue operations less doubtful. Because we have limited cash with which to pay operating expenses we will only accept orders with a significant deposit, usually 50%, and we will require payment of the balance due upon delivery. Our two Directors have agreed to pay legal, accounting, and similar expenses related to being a public company and to the development of our business from their personal funds, as interest free loans to the Company, or as capital contributions. However, this is a voluntary agreement; our Directors are not contractually obligated to pay these expenses. As of the date of this filing, loans totaling $4,160 have been made.

2) Capital Resources: As noted above, the Company has limited capital resources but will rely upon interest free loans or capital contributions from our Officers and Directors to meet its needs.

3) Results of Operations: As noted above, the Company is in the business of supplying custom designed and custom made wood furniture and doors and other handcrafted decorator items made in Mexico to interior designers and decorators and building contractors in Southern California. We made our first sales in the month of February 2018 generating revenues of $400 and gross profit of $100, however other expenses totaled $3,108 resulting in a loss of $3,008. We hope to reach a commercially sustainable level of sales within the next year. Our primary activity to date has been in marketing our services to interior designers and decorators and building contractors in the San Diego area and in developing relationships with artisans in Baja California, Mexico.

 4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

Information About Market Risk

At this time the Company is not subject to fluctuations in interest rates however it is possible that we could be subject to currency exchange rate risks. Our sales are to U.S. buyers and are in U.S. dollars. Business in the border area of Baja California, Mexico is also conducted in U.S. dollars. While this minimizes any risk due to currency fluctuations, a significant change in the value of the peso could cause Mexican craftsmen to change their pricing. An upward movement in the value of the peso could result in higher costs of goods in Mexico and could weaken our chief competitive advantage which is the low cost of skilled Mexican labor.

ITEM 3.       DESCRIPTION OF PROPERTY

The Company utilizes an office space of approximately 50 square feet in the home of the President which is provided at no cost by the President. The value of the space is immaterial. The space is believed to be adequate for the Company’s needs at this time.

ITEM 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        (a) Security Ownership of Certain Beneficial Owners and of Management.

        The following table sets forth the security and beneficial ownership for each class of our equity securities for all of our officers and directors (we have only two officers and directors) and for any person who is known to be the beneficial owner of more than five (5%) percent of the Company as of the date hereof.

Name and

Amount and

Address of

Nature of

Title

Beneficial

Beneficial

Percent

of Class

Owner

Owner

of Class

____________________________________________________________________________

Common

Linda Masters

15,000,000          96.09%

1033 B Avenue No. 101

Coronado, CA 92118

Common

Kathleen Chula

      10,000

    0.06%

1033 B Avenue No. 101

Coronado, CA 92118

____________________________________________________________________________

Common

All Officers, Directors, and

 15,010,000         96.15%

5% + Shareholders as a Group

(Two [2] Holders)

ITEM 5.        DIRECTORS AND EXECUTIVE OFFICERS

Our directors, officers, significant employees, promoters and control persons are as follows:

Name

Age

Position

             __________________________________________________

Linda Masters

73

President/CEO/Director

Kathleen Chula

69

Vice President/Director

        The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings between any officer or director and any other person by which one was or is to act on behalf of another or be appointed or resign at the direction of any other person.

Resumes

Linda Masters, age 73, has been President, and Director of the Company since June 2014. Ms. Masters has worked as an interior design and decorator professional since 1974. From 1995 to the present she has worked as an independent interior designer. As part of this work she has made numerous trips to China to source, buy, and import custom building products from China including solid wood doors and furniture, upholstered furniture, custom made cabinetry, custom finished stone, mosaic tiles, and custom glass pieces. From 1990 to 1995 she owned and operated World Gallery of the Stars, an art gallery where she represented such ‘twice gifted’ artists as Red Skelton, Anthony Quinn, and Tony Curtis as well as other, more conventional artists. From 1986 to 1989 she worked as a teacher / trainer at Decorating Den, an interior decorating franchise, training all new franchisees in Southern California. And from 1974 to 1985 she owned and operated a retail interior design store, The Bathroom Plus. Ms. Masters has held a California real estate license since 1985. She has also been active in many community based organizations including Chancellor’s Associates, the donor organization of the Chancellor of the University of California at San Diego, which she chaired from 2015 to 2017. She studied at Fanshaw College in London, Canada. Ms. Masters is President and a Director of the Company because of her long and successful history in interior design and her experience in foreign sourcing of unique design items and importing them into the United States.

Kathleen Chula, age 69, has been Vice President and a Director of the Company since August 1, 2017. Since 2015 she has also been a member of AMPI (Asociación Mexicana de Profesionales

Inmobiliarios), the organization of professional real estate sales persons in Mexico. She has provided Real Estate Marketing and Sales Assistance, largely to American expatriates, in Baja California. During this time, relationships were formed to market unique furnishings and decorator products, first to Americans with second homes in Mexico and then to homeowners and professional designers in the United States. From 2003 to 2015 she was vice president and marketing director of KeyNet, an internet based real estate sales company, and from 1995 to 2003 she was corporate secretary of HomeTrend, Inc., a publicly traded real estate franchise company in the United States. Ms. Chula is a licensed real estate agent in Massachusetts and California and prior to 1995 she worked with various firms specializing in residential and vacation home sales. Prior to 1987 she worked for 17 years as a teacher in Massachusetts. Ms. Chula graduated from Salem State College with a B.S. in 1970 and received a Masters of Education degree from the University of Massachusetts, Keene in 1972. Ms. Chula is Vice President and a Director of the Company because of her successful history in sourcing unique, handcrafted wood furniture and decorative items made in Tijuana and Rosarito Beach, Baja California, Mexico.

Conflicts of Interest

As noted above, the Company’s Directors have agreed that if necessary they will pay any deficit in the Company’s operating expenses with their personal funds, making interest free loans to the Company or capital contributions. Such loans to the Company may result in a conflict of interest as the Directors may prefer a short term sale of products or other business relationship which will enable the Company to repay their loans more quickly over one which will take longer to develop.

The Company’s Officers and Directors are also engaged in real estate activities and charitable activities and, as a result, they will be able to devote only limited time and attention to the affairs of the Company.

ITEM 6.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by our officers and directors from inception, March 6, 2014, through December 1, 2017.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non- equity incentive plan compen- sation ($)	Non- qualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Konstantin Zecevic, CEO	2014	-	-	$2	-	-	-	-	$2
Linda Masters,CEO	2014	-	-	$1,500	-	-	-	-	$1,500
Kathleen Chula, V.P.	2017	-	-	$1	-	-	-	-	$1

No other compensation was paid to any of our officers and directors at any time.

None of our officers and directors has received any cash compensation for services rendered to the Company since its inception, nor are there any agreements in place to provide cash compensation to any officer or director. When the Company has been profitable for at least two consecutive months this policy will be reevaluated. The above named officers received their shares in exchange for their services as officers. None received any additional shares in his/her capacity as a director of the Company. There are no plans to issue any of our officers any additional shares in the future, and there are no plans to issue any shares to any directors in the future.

The stock awards which the above named officers received have been valued at the par value of the stock issued to them which is $0.0001 per share. There is currently no market for the Company's securities, nor was there a market for them at the time these shares were granted. In the absence of any other reliable basis, management believes that valuing these shares at their par value is the most reasonable approach to valuation, and we believe this to have been the fair value of these awards as of the date of the grant.

We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers and directors, and we have no employees.

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our President and CEO, Linda Masters, received 15,000,000 shares of stock in exchange for her agreement to serve as CEO of the Company. The shares were valued at par value or $0.0001 per share. Our former CEO, Mr. Zecevic, received 20,000 shares of stock for his services to the Company. The shares were valued at par value or $0.0001 per share. Our Vice President, Kathleen Chula, received 10,000 shares of stock in exchange for her agreement to serve as Vice President of the Company. The shares were valued at par value or $0.0001 per share. There have been no other related party transactions, or any other transactions or relationships required to be disclosed.

ITEM 8.      LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

ITEM 9.       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

                    RELATED STOCKHOLDER MATTERS.

(a)

Market Price.

There is no established public trading market for our Common Stock at present and there has been no trading market in the past. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC market, however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol. If Finra does provide us with a symbol, allowing our shares to be traded on the OTC market, it is highly unlikely that our shares will be traded on any more senior market or exchange in the foreseeable future, since such markets, in addition to their other requirements, require that a former shell company’s shares have traded for at least one year in the OTC market following the filing with the Commission of all required information concerning the transaction which caused the company to no longer be a shell before it can apply for listing on a senior market or exchange.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        (b)  Holders.

There are forty-eight (48) shareholders of record of the Company's Common Stock. Forty-five (45) of these shareholders received a total of 580,000 shares, issued in the bankruptcy of Pacific Shores Development, Inc. In that case the Bankruptcy Court for the Southern District of California ordered certain shares of the Company's stock to be distributed to the creditors of Pacific Shores Development, Inc. The shares were distributed in a public offering, exempt from registration under Sections 1145(a) and (c) of Title 11 of the U. S. Code (the Bankruptcy Code). The shares may be resold into the public market provided the selling shareholder is not at the time of such sale, and has not been during the previous three months, an officer, director, or control person of the Company. In addition, the administrative creditors, who received 500,000 of the 580,000 shares distributed to creditors, agreed that their shares would be resold to the public only if the Company was a reporting issuer and was current in its reporting obligations at the time of such sale.

The remaining three shareholders received their shares subsequent to the bankruptcy and their shares were not issued under the exemption provided by the Bankruptcy Code; those shares are restricted under Rule 144(i). Rule 144(i)(1) prohibits the use of Rule 144 for sales of restricted stock into the public market if the issuing company is or has been a shell company, unless the requirements of Rule 144(i)(2) are satisfied. Rule 144(i)(2) permits the use of Rule 144 by stockholders of an issuing company that has previously been but is not now a shell company if the issuing company has been filing reports with the SEC for one year that contain information about its current operating business activities and it is current in its reporting obligations at the time of the proposed sale in reliance on Rule 144.

        (c) Dividends.

The Company has not paid any cash dividends to date, and has no plans to do so in the foreseeable future.

        (d) Securities authorized for issuance under equity compensation plans.

 The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES.

         (a) Securities issued in bankruptcy.

580,000 shares of our common stock were distributed per order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Pacific Shores Development, Inc. (“PSD” or the “Debtor”). PSD and its subsidiary, Jovanovic-Steele, were in the real estate development business and the real estate crash and the recession of 2008 made it impossible for them to obtain the financing needed to carry on their projects. In 2010 PSD filed for chapter 11 bankruptcy protection. The Court ordered the incorporation of the Issuer and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor.

2,500,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 500,000 “A Warrants” each convertible into one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible into one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible into one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible into one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible into one share of common stock at an exercise price of $8.00. All warrants are currently exercisable and may be exercised at any time prior to August 30, 2021.

The issuance of the 580,000 shares of common stock and the 2,500,000 warrants to purchase a total of 2,500,000 shares of common stock were issued in exchange for claims against the estate of PSD and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11, Section 1145 of the U.S. Code).

         (b) Securities issued in private placements.

On March 6, 2014 the Company issued 20,000 restricted shares of its common stock, each at par value ($0.0001 per share) for services to Konstantin Zecevic.

On June 16, 2014 the Company issued 15,000,000 restricted shares of its common stock, each at par value ($0.0001 per share) for services to Linda Masters.

On August 1, 2017 the Company issued 10,000 restricted shares of its common stock, each at par value ($0.0001 per share) for services to Kathleen Chula.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

       -  The issuance involved no underwriter, underwriting discounts or commissions;

       -  We placed restrictive legends on all certificates issued;

       -  No sales were made by general solicitation or advertising;

       -  Sales were made only to accredited investors.

       In connection with the above transactions, we provided the following to the investor:

       -  Access to all our books and records.

       -  Access to all material contracts and documents relating to our operations.

       -  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 15,610,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 2,500,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to August 30, 2021.

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

In addition to the 15,610,000 Common Shares which we currently have outstanding there are 2,500,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 500,000 “A Warrants” each convertible in to one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible in to one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible in to one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible in to one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible in to one share of common stock at an exercise price of $8.00. All of the warrants are currently exercisable; they were originally set to expire if unexercised on August 30, 2016, however prior to that date they were extended to August 30, 2021 by vote of the Board of Directors. All of these warrants were issued to creditors of Pacific Shores Development, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of that corporation.  The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

The exercise price for the above described Warrants may be reduced, but not increased, by vote of the Board of Directors of the Corporation, however, the exercise price may not be reduced below the highest of: a) the book value of a share, b) the par value of a share, or c) eighty percent (80%) of the closing bid price for a share on the business day prior to the directors’ vote if the stock is publicly traded.  These Warrants also have a cashless exercise provision which allows a holder to convert these Warrants, in whole or in part, into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted, as determined by the most recent closing sale on the primary market for the Company’s stock on the date of conversion, minus the aggregate Warrant exercise price of the shares which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company. If at the time a cashless warrant conversion is sought the Company’s shares are neither listed nor admitted to trading on any exchange or market, then the fair market value of shares shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Company’s audited financial statements as of December 31, 2017 and 2016 and its unaudited financial statements as of March 31, 2018 are attached hereto.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

                     AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS.

The Company’s audited financial statements as of December 31, 2017 and December 31, 2016 are filed herewith, as are its unaudited financial statements as of March 31, 2018.

Exhibit:

     2.1

       Plan of Reorganization

(2)

     3.1          Articles of Incorporation

(2)

     3.2

       Amendment to Articles

(2)

     3.3          Bylaws

(2)

     4.1          Form of “A” Warrant Agreement

(2)

     4.2          Form of “B” Warrant Agreement

(2)

     4.3          Form of “C” Warrant Agreement

(2)

     4.4          Form of “D” Warrant Agreement

(2)

     4.5          Form of “E” Warrant Agreement

(2)

     23.1        Consent of CPAs

(1)

(1)

Incorporated by reference to the Company’s Form 10-A filed on June 5, 2018.

(2)

 Incorporated by reference to the Company’s Form 10 filed on April 30, 2018.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 22, 2018

BAJA CUSTOM DESIGN, INC.

By: /s/ Linda Masters

_________________________________

Linda Masters

President, CEO, Director

By: /s/ Kathleen Chula

_________________________________

Kathleen Chula

Vice President, Secretary, Director

BAJA CUSTOM DESIGNS, INC.

INDEX TO FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2017 and 2016 (audited)

Statement of Operations for the years ended December 31, 2017 and 2016 (audited)

Statement of Changes in Stockholders' Equity for the year ended December 31, 2017 and 2016 (audited)

Statement of Cash Flows for the years ended December 31, 2017 and 2016 (audited)

Notes to Financial Statements (audited)

Balance Sheets as of March 31, 2018 (unaudited) and December 31, 2017

Statement of Operations for the three months ended March 31, 2018 and 2017 (unaudited)

Statement of Cash Flows for the three months ended March 31, 2018 and 2017 (unaudited)

Notes to Financial Statements (unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Baja Custom Design Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Baja Custom Design Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of income, comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit, has incurred recurring net losses and negative cash flows from operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/Kenne Ruan, CPA, P.C.

We have served as the Company’s auditor since 2018.

Woodbridge, Connecticut

April 12, 2018

BAJA CUSTOM DESIGNS, INC.
BALANCE SHEETS

ASSETS	December 31, 2017	December 31, 2016

Current Assets
Cash	$ 500	$ -
Total Assets	500	-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts Payable	$ -	$ -
Convertible Notes Due to Shareholder	1,052	89
Total Liabilities	1,052	89

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 15,610,000 shares issued and outstanding
as of December 31, 2017 and 15,600,000 shares
issued and outstanding as of December 31, 2016	1,561	1,560
Retained Earnings (Deficit)	(2,113)	(1,649)
Total stockholders' equity (deficit)	(552)	(89)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 500	$ -

BAJA CUSTOM DESIGNS, INC.
STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

Revenue	$ -	$ -
Total Revenue	-	-

Expenses
General & Admin. Expenses	463	-
Other Operating Expenses	1	-
Total Expenses	(464)	-

Net Income (loss)	$ (464)	$ -

Basic and Diluted Earnings Income (Loss) per Share	$ (0.000)	$ -

Weighted average shares - basic and diluted	15,604,167	15,600,000

BAJA CUSTOM DESIGNS, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	deficit	Equity

Common stock isssued per Court Order
at Inception, March 6, 2014	580,000	58	(58)	-	-
Common stock issued for services at
$0.0001 (par value) on March 6, 2014	20,000	2	(2)	-	-
Common stock issued for services at
$0.0001 (par value) on June 16, 2014	15,000,000	1,500	(1,500)		-
Net loss in year ended December 31, 2014	-	-	-	(1,649)	-
Balance at December 31, 2014	15,600,000	1,560	(1,560)	(1,649)	(89)

Net loss in year ended December 31, 2015	-	-	-	-	-
Balance at December 31, 2015	15,600,000	1,560	(1,560)	(1,649)	(89)

Net loss in year ended December 31, 2016	-	-	-	-	-
Balance at December 31, 2016	15,600,000	1,560	(1,560)	(1,649)	(89)

Common stock issued for services at
$0.0001 (par value) on August 1, 2017	10,000	1	(1)
Net loss in year ended December 31, 2017	-	-	-	(464)	-
Balance at December 31, 2017	15,610,000	1,561	(1,561)	(2,113)	(553)

BAJA CUSTOM DESIGNS, INC.
STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016

OPERATING ACTIVITIES
Net Profit (Loss)	$ (464)	$ -

Adjustments to reconcile net income to cash
flows provided by operating activities:
Common stock issued per court order
Common stock issued for services
Changes in operating assets and liabilities
Accounts Receivable	-	-
Accrued Liabilities	-	-
Net cash used in operating activities	(464)	-

CASH FLOWS (USED) BY INVESTING ACTIVITIES
Investing activities	-	-
Total cash (used) in investing activities	-	-

FINANCING ACTIVITIES
Proceeds from note issuance	964	-
Net cash from financing activities	964	-

Net change in cash	500	-

Cash at beginning of period	-	-

Cash at end of period	$ 500	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for :
Interest	-	-
Income Taxes	-	-

BAJA CUSTOM DESIGNS, INC.

Notes to Financial Statements

December 31, 2017

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Baja Custom Designs, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014 under the name Jovanovic-Steele, Inc. The Company name was changed to Baja Custom Designs, Inc. on November 30, 2017. The Company was established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD"). The Company is engaged in the business of sourcing readymade and custom furniture and decorator items in Mexico for sale in the United States.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"),  and include all the notes required by generally  accepted  accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic  loss per  share  amounts  is  computed  by  dividing  the net loss by the weighted  average number of common shares  outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period. Actual results could differ from those estimates.

d. BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented.  Basic net loss per share is computed using the weighted average number of common shares outstanding.  Diluted loss per share has not been presented because there are no dilutive items.  Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items.

e. CASH and CASH EQUIVALENT

For  the  Balance  Sheet  and  Statements  of  Cash  Flows,  all  highly  liquid investments  with  maturity of three  months or less are  considered  to be cash equivalents.  The Company had no cash equivalents as of December 31, 2017.

f. REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition, and other applicable revenue recognition guidance under US GAAP.  Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured — generally when products are shipped to the customer and services are rendered, except in situations in which title passes upon receipt of the products by the customer.  In this case, revenues are recognized upon services rendered.

g.  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2017 and 2016, an allowance for doubtful accounts was not considered necessary as there were no accounts receivable.

h. SHARE-BASED COMPENSATION

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees.  The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted the codification upon creation of the company and will expense share based costs in the period incurred.  The Company has not adopted a stock option plan or completed a share-based transaction; accordingly no stock-based compensation has been recorded to date.

i. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred  tax assets and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

j. IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of December 31, 2017 the Company did not have  significant  cash or other  material  assets,  nor did it have  operations  or a source  of  revenue sufficient  to cover its  operating  costs and allow it to  continue  as a going concern.  The Company’s CEO has committed to advancing certain operating costs of the Company.

While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of December 31, 2017 the authorized share capital of the Company consisted of 100,000,000  shares of common stock with $0.0001 par value,  and 20,000,000  shares of preferred  stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of December 31, 2017 there were a total of 15,610,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 580,000 shares, took place  on March 6, 2014  pursuant  to the  Chapter  11 Plan of  Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their Pro Rata share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the  distribution of two million five hundred thousand warrants in the Company to all  administrative  creditors  of PSD, with these  creditors  to receive five warrants in the Company  for each $0.10 of PSD's  administrative  debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2020. As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued 20,000 common shares for services at par value, $0.0001 per share, for total value of $2. On June 16, 2014 the Company issued a total of 15,000,000 common shares for services at par value, $0.0001 per share, for total value of $1,500. On August 1, 2017 the Company issued a total of 10,000 common shares for services at par value, $0.0001 per share, for a total value of $1.

As a result of these  issuances  there  were a total  15,610,000  common  shares issued and  outstanding,  and a total of  2,500,000  warrants to acquire  common shares issued and outstanding, at December 31, 2017.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred  stock with $0.0001 par value. As of December 31, 2017 no shares of  preferred  stock  had been  issued  and no shares of  preferred  stock  were outstanding.

NOTE 5. INCOME TAXES

The Company has had minimal business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6.  LOAN FROM OFFICER

During the year ended December 31, 2017 the Company received a loan of $500 from its President. This loan is non-interest bearing and due on demand. It is convertible into common stock at the rate of one share for $0.0001, the par value of our common stock.

NOTE 7. RELATED PARTY TRANSACTIONS

On March 6, 2014 the Company issued a total of 20,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share, for a total value of $2. These shares were issued to an officer and director of the Company. On June 16, 2014 the Company issued a total of 15,000,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. These shares were issued to an officer and director of the Company. On August 1, 2017 the Company issued a total of 10,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share, for a total value of $1. These shares were issued to an officer of the Company and director of the Company.

Our President loaned the Company $963 during the year ended December 31, 2017. This loan is non-interest bearing and due on demand. It is convertible into common stock at the rate of one share for $0.0001, the par value of our common stock.

There were no other related party transactions to report. As of December 31, 2017 the Company neither owned nor leased any real or personal property. (See Note 9. “Subsequent Events” below)

NOTE 8. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate of 2,500,000  warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 19, 2018. The Company has determined that there are no further events to disclose.

BAJA CUSTOM DESIGNS, INC.
BALANCE SHEETS

ASSETS	March 31, 2018	December 31, 2017
	(Unaudited)
Current Assets
Cash	$ 600	$ 500
Total Assets	600	500

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts Payable	$ -	$ -
Convertible Notes Due to Shareholder	4,160	1,052
Total Liabilities	4,160	1,052

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 15,610,000 shares issued and outstanding
as of December 31, 2017 and 15,610,000 shares
issued and outstanding as of March 31, 2018	1,561	1,561
Retained Earnings (Deficit)	(5,121)	(2,113)
Total stockholders' equity (deficit)	(3,560)	(552)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 600	$ 500

BAJA CUSTOM DESIGNS, INC.
STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017

Net Sales	400
Cost of Goods Sold	300
Gross Profit	100	-

Expenses
General & Admin. Expenses	3,108	-
Total Expenses	3,108	-

Net Income (loss)	$ (3,008)	$ -

Basic and Diluted Earnings Income (Loss) per Share	$ (0.000)	$ -

Weighted average shares - basic and diluted	15,600,000	15,600,000

BAJA CUSTOM DESIGNS, INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017

OPERATING ACTIVITIES
Net Profit (Loss)	$ (3,008)	$ -

Adjustments to reconcile net income to cash
flows provided by operating activities:
Common stock issued per court order
Common stock issued for services
Changes in operating assets and liabilities
Accounts Receivable	-	-
Accrued Liabilities	-	-
Net cash used in operating activities	(3,008)	-

FINANCING ACTIVITIES
Proceeds from note issuance	3,108	-
Net cash from financing activities	3,108	-

Net change in cash	100	-

Cash at beginning of period	500	-

Cash at end of period	$ 600	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for :
Interest	-	-
Income Taxes	-	-

BAJA CUSTOM DESIGN, INC.

Notes to the Financial Statements

March 31, 2018 and 2017

(Unaudited)

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Baja Custom Designs, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014 under the name Jovanovic-Steele, Inc. The Company name was changed to Baja Custom Designs, Inc. on November 30, 2017. The Company was established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD"). The Company is engaged in the business of sourcing readymade and custom furniture and decorator items in Mexico for sale in the United States.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting  principles  generally  accepted in the United States of America ("GAAP"),  and include all the notes required by generally  accepted  accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. LOSS PER SHARE

The Company computes net loss per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic  loss per  share  amounts  is  computed  by  dividing  the net loss by the weighted  average number of common shares  outstanding.  The equity instruments such as warrants were not included in the loss per share calculations because the inclusion would have been anti-dilutive.

c. USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period. Actual results could differ from those estimates.

d. BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented.  Basic net loss per share is computed using the weighted average number of common shares outstanding.  Diluted loss per share has not been presented because there are no dilutive items.  Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items.

e. CASH and CASH EQUIVALENT

For  the  Balance  Sheet  and  Statements  of  Cash  Flows,  all  highly  liquid investments  with  maturity of three  months or less are  considered  to be cash equivalents.  The Company had no cash equivalents as of March 31, 2018.

f. REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition, and other applicable revenue recognition guidance under US GAAP.  Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured — generally when products are shipped to the customer and services are rendered, except in situations in which title passes upon receipt of the products by the customer.  In this case, revenues are recognized upon services rendered.

g.  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At March 31, 2018 and 2017, an allowance for doubtful accounts was not considered necessary as there were no accounts receivable.

h. SHARE-BASED COMPENSATION

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees.  The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted the codification upon creation of the company and will expense share based costs in the period incurred.  The Company has not adopted a stock option plan or completed a share-based transaction; accordingly no stock-based compensation has been recorded to date.

i. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred  tax assets  and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

j. IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of March 31, 2018 the Company did not have  significant  cash or other  material  assets,  nor did it have  operations  or a source  of  revenue sufficient  to cover its  operating  costs and allow it to  continue  as a going concern.  The Company’s CEO has committed to advancing certain operating costs of the Company.

While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of March 31, 2018 the authorized share capital of the Company consisted of 100,000,000  shares of common stock with $0.0001 par value,  and 20,000,000  shares of preferred  stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of March 31, 2018 there were a total of 15,610,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 580,000 shares, took place  on March 6, 2014  pursuant  to the  Chapter  11 Plan of  Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their Pro Rata share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the  distribution of two million five hundred thousand warrants in the Company to all  administrative  creditors  of PSD, with these  creditors  to receive five warrants in the Company  for each $0.10 of PSD's  administrative  debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2020. As of the date of this report, no warrants have been exercised.

Also on March 6, 2014 the Company issued 20,000 common shares for services at par value, $0.0001 per share, for total value of $2. On June 16, 2014 the Company issued a total of 15,000,000 common shares for services at par value, $0.0001 per share, for total value of $1,500. On August 1, 2017 the

Company issued a total of 10,000 common shares for services at par value, $0.0001 per share, for a total value of $1.

As a result of these  issuances  there  were a total  15,610,000  common  shares issued and  outstanding,  and a total of  2,500,000  warrants to acquire  common shares issued and outstanding, at March 31, 2018.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred  stock with $0.0001 par value. As of March 31, 2018 no shares of  preferred  stock  had been  issued  and no shares of  preferred  stock  were outstanding.

NOTE 5. INCOME TAXES

The Company has had minimal business activity and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6.  LOANS FROM OFFICER

As of March 31, 2018 the Company had received loans totaling $4,071.25 from its President. These loans are non-interest bearing and due on demand. They are convertible into common stock at the rate of one share for $0.0001, the par value of our common stock.

NOTE 7. RELATED PARTY TRANSACTIONS

On March 6, 2014 the Company issued a total of 20,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share, for a total value of $2. These shares were issued to an officer and director of the Company. On June 16, 2014 the Company issued a total of 15,000,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. These shares were issued to an officer and director of the Company. On August 1, 2017 the Company issued a total of 10,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share, for a total value of $1. These shares were issued to an officer of the Company and director of the Company.

Our President loaned the Company $963 during the year ended December 31, 2017 and an additional $3,108.25 during the three months ended March 31, 2018, bringing the total related party loans to $4,071.25. These loans are non-interest bearing and due on demand. They are convertible into common stock at the rate of one share for $0.0001, the par value of our common stock. Our sale of product during the three months ended March 31, 2018 was to a related party.

There were no other related party transactions to report. As of March 31, 2018 the Company neither owned nor leased any real or personal property.

NOTE 8. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate of 2,500,000  warrants issued in the series and exercise prices as set forth above at Note 4. As of the date of this report, no warrants have been exercised.

NOTE 9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through May 25, 2018. The Company has determined that there are no further events to disclose.